Exhibit 10.1

SOFTWARE SUPPLY AND LICENSE AGREEMENT

This SOFTWARE SUPPLY AND LICENSE AGREEMENT (“Agreement”) is effective as of the 24th day of August, 2012 (“the Effective Date”) between Triton Distribution Systems, Inc., a Colorado corporation with offices at 105 Barbaree Way, Tiburon, CA  94920 (“Triton”), and Privileged World Travel Club, Inc., a Delaware corporation, (“Privileged”), having offices at 1 Blackfield Drive, Tiburon, California 94920.

RECITALS

a.

Triton is the owner proprietary software known as “Reservation ExpertTM,” an online complete consumer travel reservation engine.

b.

Privileged seeks to acquire from Triton a non-exclusive right and license (the “License”) to use, reproduce and market the Reservation Expert software (the “Software”), solely for the purpose of servicing the members, clients, and customers of Privileged and any parent or subsidiary entity. Through Privileged’s use of the License, Privileged’s members, clients, and customers will be able to make travel reservations, book airline seats, issue airline tickets, book hotels, cars and holiday packages, cruises and other holiday destination packages worldwide from the Privileged website.

c.

Triton is willing to grant to Privileged the aforementioned License subject to the terms and conditions contained herein.

AGREEMENT

In consideration of the mutual promises herein set forth and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound hereby, agree as follows:

1.

License.

1.1.

Subject to Privileged’s compliance with its obligations herein, Triton hereby grants to Privileged a limited, non-transferable, nonexclusive, non-sub-licensable (except as expressly provided for herein), right and license to use the items described on EXHIBIT A and Improvements (as defined below) (collectively, the “Licensed Software”) to be used worldwide, solely for the purpose of developing, manufacturing, integrating, marketing, and licensing an online travel product (the “Privileged Online Travel Product”) while incorporating the Licensed Software.  Privileged shall be required to incorporate the Licensed Software into all Privileged Online Travel Product seats leased or licensed to any third party.  For purposes of this Agreement, “Improvements” shall mean all versions, updates, corrections, improvements, advances, developments, modifications, enhancements, variations, revisions, adaptations, or extensions of feature sets of any of the Software, created or acquired on or after the Effective Date, including all Intellectual Property Rights therein or associated therewith.  “Improvements” shall also mean, with respect to all versions, updates, corrections, improvements, advances, developments, modifications, enhancements, variations, revisions, adaptations, or extensions within the scope of backup software that receives file notifications and file modification updates directly at the kernel level, in each case, created or acquired on or after the Effective Date and including all Intellectual Property Rights therein or associated therewith.

1.2.

Notwithstanding Section 1.1, Privileged is permitted to sub-license the Licensed Software to members, clients, and customers of Privileged and the end-user customers of Privileged, provided that such sublicense right shall be limited solely to permit end users to use the Licensed Software in connection with the Privileged Online Travel Product.  Privileged is expressly prohibited from sub-licensing the Licensed Software separate from the Privileged Online Travel Product.

1.3.

Privileged, by appropriate contractual restrictions, shall preclude sub-licensees from: (i) decompiling, disassembling or otherwise reverse engineering or modifying in any manner the Licensed Software; (ii) removing any Licensed Software identification, copyright or any other notices and (iii) distributing or copying the Licensed Software.

1.4.

Except as expressly provided for herein, Privileged agrees not to use Licensed Software in conjunction with any software that is obtained under a license that requires Privileged to redistribute Licensed Software.

2.

Duration of License.  The License shall commence on the Effective Date and shall continue for an initial term of two years from the Effective Date (the “Term”), or until terminated in accordance with the provisions of Section 10.  The Parties may renegotiate annual extensions thereafter.

3.

Reserved Rights.  All right, title and interest in and to the Licensed Software (including the ownership thereof), and any related and applicable copyrights, trade secret rights, patents or patent applications shall be the sole and exclusive property of Triton.  Except to the extent of the rights expressly granted herein to Privileged and any of its sub-licensees, neither Privileged nor any of its sub-licensees shall acquire any right, title or interest in or to the Licensed Software.  In addition to the rights reserved by Triton to the Licensed Software herein, all other intellectual property of the parties shall be the sole and exclusive property of such party and this Agreement shall not grant rights to any such intellectual property to the other party.

4.

Software Specification.  The Licensed Software shall be defined as the current version of the Reservation Expert, with the specifications as set forth on Exhibit A, together with all Improvements.

4.1

If Privileged requires a configuration of the Licensed Software different from that listed herein, Privileged shall provide such request to Triton in writing.  Triton may, in its sole discretion, modify the Licensed Software accordingly for an additional fee.

5.

Delivery, Testing, and Acceptance of Software

5.1.

Delivery.  Triton, will deliver to Privileged on or before September 1, 2012, working installations of the Licensed Software, unless such deadline is extended pursuant to agreement by the Parties.

5.2.

Testing and Acceptance of Software. Upon receipt of the Licensed Software, Privileged shall have fifteen (15) days to inspect and test the Licensed Software to determine if it substantially conforms to the requirements of the specifications set forth in Section 4 above.  Privileged will notify Triton in writing of any deviations from the specifications set forth in Section 4 within such fifteen (15) day period (the “Exceptions Notice”).  Should Privileged fail to provide an Exceptions Notice within the appropriate time frame, the Licensed Software shall be deemed accepted and in compliance with the specifications set forth in Section 4.  Upon receipt by Triton of the Exceptions Notice, if any, Triton shall have fifteen (15) days to modify the Licensed Software to conform to the specifications set forth in Section 4.

6.

Payments and Fees.

6.1

License Fee.

In consideration of the grant of the license of the Licensed Software hereunder, Privileged shall pay to Triton, not later than fifteen (15) days following the execution of this Agreement, the sum of One Hundred Fifty Thousand Dollars ($150,000), as a one-time license fee (the “License Fee”) for the Licensed Software.

6.2

Royalty Fees.  On an ongoing basis, and for the Term of this Agreement, Privileged shall pay to Triton an annual royalty payment (the “Royalty Fee”) of Two Million Dollars ($2,000,000).

6.3

Payment Terms.  The Royalty Fee shall be payable annually on the anniversaries of the Effective Date of this Agreement; provided, however, that Privileged may prepay all or any portion of the annual Royalty Fee in its discretion.

7.

Support.   Privileged and/or its partners will respond to all support and maintenance inquires to the extent it is able.  In the event Privileged is unable to address bugs or other scenarios, Triton shall provide support to Privileged so that Privileged may provide the required support to end users.

8.

Confidentiality.

8.1.

Each of Privileged and Triton acknowledges that the Confidential Information of the other party is the exclusive property of such party and that any publication or disclosure to third parties of the Confidential Information, except as expressly authorized herein, may cause immediate and irreparable harm to Triton and/or Privileged respectively, which may be subject to both injunctive and monetary relief.  Each party shall take reasonable steps to maintain the confidentiality of the Confidential Information of the other party and in no event shall either party provide less than the amount of care such party uses to safeguard its own Confidential Information.

8.2.

Neither party shall, without prior written consent of the non-disclosing party, disclose, provide, or make available any of the non-disclosing party’s Confidential Information in any form to any persons, except to employees of the disclosing party whose access is necessary to enable the disclosing party to exercise its rights under the License and as required by law.  In the event that disclosure is required by law, the disclosing party shall provide the non-disclosing party prompt written notice to permit the non-disclosing party an opportunity, if it so elects, to oppose the disclosure.

8.3.

Each party shall require any employee having such access to agree to maintain the confidentiality of the non-disclosing party’s Confidential Information.

8.4.

Each party shall require all sub-licensees, agents or employees having access to the non-disclosing party’s Confidential Information to agree to maintain the confidentiality of the Confidential Information in accordance with the terms herein and shall be liable for any breach related thereto.

8.5.

In the event of a breach or threatened breach of this Section during the term hereof and at any time thereafter, the non-breaching party may be entitled to a preliminary restraining order or injunction enjoining the breaching party, the breaching party’s agents or employees and any other person or entity acting on the breaching party’s behalf or at the breaching party’s direction or request or with the breaching party’s assistance or cooperation, from disclosing all or any part of the non-breaching party’s Confidential Information.  In addition to or in lieu of the above, the non-breaching party may pursue all other remedies available to it for such breach or threatened breach, including the recovery of damages.

8.6.

For purposes of this Agreement “Confidential Information” shall mean the Licensed Software (with respect to Triton), any associated materials (with respect to Triton), codes, and all other information, documents, records or instruments exchanged or provided by either party pursuant to this Agreement.

9.

Events of Default.

9.1.

By Privileged.   The occurrence of any one or more of the following events with respect to Privileged shall constitute an event of default hereunder (“Privileged Event of Default”):

•

If Privileged shall fail to pay any amount due hereunder within fifteen (15) days of the date the amount becomes due and payable;

•

Privileged shall become insolvent or shall make an assignment for the benefit of creditors, or if any petition is filed by or against Privileged under any provision of any state or federal law or statute alleging that Privileged is insolvent or unable to pay its debts as they mature;

•

If an involuntary petition shall be filed against Privileged seeking bankruptcy or reorganization, and such petition or complaint shall not have been dismissed within sixty (60) days of the filing thereof; or an order, order for relief, judgment or decree shall be entered by any court of competent jurisdiction or other competent authority approving such a petition or complaint seeking reorganization;

•

The failure of Privileged to have discharged within a period of twenty (20) days after its commencement, any attachment, sequestration, or similar proceedings against any of Privileged’s assets; and

•

Privileged’s material breach of any terms of this Agreement.

9.2.

Upon the occurrence of a Privileged Event of Default, Triton shall have the following rights and remedies, provided Triton gives written notice of such Privileged Event of Default and such default is not corrected within twenty (20) days after written notice, except as otherwise set forth herein:

•

Unless Triton elects otherwise, the entire unpaid amount hereunder shall become immediately due and payable in full with costs of suit and reasonable attorney’s fees for collection without further notice or demand on Privileged;

•

Triton may terminate this Agreement; and

•

Triton may exercise any and all rights and remedies available to it under applicable law.

9.3.

By Triton.  The occurrence of any one or more of the following events with respect to Triton shall constitute an event of default hereunder (“Triton Event of Default”):

•

Triton shall become insolvent or shall make an assignment for the benefit of creditors, or if any petition is filed by or against Triton under any provision of any state or federal law or statute alleging that Triton is insolvent or unable to pay its debts as they mature;

•

If an involuntary petition shall be filed against Triton seeking bankruptcy or reorganization , and such petition or complaint shall not have been dismissed within sixty (60) days of the filing thereof; or an order, order for relief, judgment or decree shall be entered by any court of competent jurisdiction or other competent authority approving such a petition or complaint seeking reorganization;

•

The failure of Triton to have discharged within a period of twenty (20) days after its commencement, any attachment, sequestration, or similar proceedings against any of Triton’s assets; and

•

Triton’s material breach of any terms of this Agreement.

9.4.

Upon the occurrence of a Triton Event of Default, Privileged shall have the right to terminate this Agreement, provided Privileged gives written notice thereof and such default is not corrected within twenty (20) days after written notice, except as otherwise set forth herein.

10.

Termination.  This Agreement will remain in effect until the earlier to occur of: (i) December 31, 2020; (ii) termination in accordance with Section 9; and (iii) written agreement both parties.  In the event of termination of this Agreement:

10.1

Any additional software developed by Privileged completely separate from the Licensed Software shall remain the property of Privileged and Privileged shall have the right to distribute this developed software in its possession as of the effective date of such termination.

10.2

Except for the copies of Licensed Software reasonably required by Privileged to provide continuing support to its customers of the Licensed Software, Privileged shall return to Triton all the Licensed Software and other materials (including all copies) in its possession or control disclosing the Confidential Information.  Furthermore, Privileged shall take such further steps as may be reasonably required by Triton to protect the Confidential Information.

10.3

Section 10 shall survive any termination of this Agreement.

11.

Copyright.

11.1.

Privileged shall not copy any part of the Licensed Software except for backup or archival purposes.

11.2.

Privileged shall not permit any other person or entity to copy any of the Licensed Software.

11.3.

Privileged shall include on all authorized copies made by it of the Licensed Software, all proprietary, copyright, trade secret and patent legends, in the same form and location as any legend appearing on the Licensed Software, or in any other form and location reasonably specified by Triton from time to time in writing.

11.4.

The inclusion of a copyright notice on any of the Licensed Software shall not cause, or be construed to cause, it to be a published work.

11.5.

Privileged shall maintain a record of, and provide a copy to, Triton of the number and location of all originals and copies of the Licensed Software.  Triton shall not use such record to directly market or contact Privileged’s customers for the purpose of soliciting business or feedback from such customers.  Notwithstanding anything set forth in this Agreement to the contrary, Triton shall not be restricted from marketing or soliciting customers listed in the record through general marketing efforts (i.e. internet, mass advertisements, etc.) or customers listed in the record that are current customers of Triton.

12.

LIMITATIONS OF LIABILITY.  NEITHER TRITON NOR ANY OF ITS SUPPLIERS SHALL BE LIABLE TO PRIVILEGED OR ITS DISTRIBUTION PARTNERS (WHETHER UNDER CONTRACT, NEGLIGENCE, STRICT LIABILITY OR ANY OTHER LEGAL OR EQUITABLE THEORY) FOR ANY SPECIAL, INCIDENTAL OR CONSEQUENTIAL DAMAGES OR LOST PROFITS, EVEN IF TRITON HAS BEEN MADE AWARE OF THE POSSIBILITY OF SUCH DAMAGES. THE FOREGOING ALLOCATION OF RISK IS REFLECTED IN THE PRIVILEGED FEE CHARGED UNDER THIS AGREEMENT.

13.

RELATIONSHIPS OF THE PARTIES.  Nothing contained herein shall be construed to place the parties in the relationship of partners, joint venturers, agency or master/servant.  Neither party has the power to obligate or bind the other in any matter whatsoever.

14.

NOTICES.  All notices or other communications which are required to be given hereunder shall be in writing and shall be sent to the address of the party set out in this Agreement or such other address as the party may designate by notice given in accordance with the provisions of this Section 14.  Any such notice may be delivered personally, by certified mail, return receipt requested, email or facsimile and shall be deemed to have been served if by hand when delivered, if by mail on the second day after the mailing thereof, or if by email or facsimile, upon confirmation of its receipt.

15.

ASSIGNMENT.  Neither this Agreement nor any other rights hereunder shall be assigned or otherwise transferred in any manner by either party without the prior written consent of the other party.  Notwithstanding anything to the contrary contained herein, both party’s rights and obligations hereunder may be assigned to: (i) any affiliate of such party; and (ii) any third party who acquires substantially all the business of such party to which this Agreement relates, whether by merger, purchase of such party’s stock or assets, or otherwise, but only if such successor agrees in writing to be bound by all the terms and conditions of this Agreement, which writing is provided to the other party hereto.  In no event shall this Agreement be assignable by either party if such assignment or transfer is to a competitor of the other party.

16.

ENTIRE AGREEMENT.  This Agreement sets forth the entire agreement and understanding between the parties and supersedes and cancels all previous negotiations, agreements, commitments, and writings in respect of the subject matter hereof and there are no understandings representations, conditions, warranties, expressed or implied, statutory or otherwise made or assumed by the parties, other than those expressly contained in this Agreement.  No party shall be bound by any term, clause, provision or conditions save as expressly provided herein or as duly set forth on or subsequent to the Effective Date of this Agreement in writing signed by duly authorized officers of the parties.

17.

PRESS RELEASES.  Neither party may publicly release any information pertaining to this Agreement, including by way of a press release, without the consent of the other party.

18.

SEVERABILITY.  In the event of an enforceable decision or statutory directive declaring invalid an essential part of this Agreement, without which this Agreement would not have been entered into, this Agreement may, at the option of either party, be terminated upon giving written notice; provided, however, that the parties must agree, in the exercise of reasonable business judgment, that the decision or directive satisfies the terms of this provision and the parties comply with its respective obligations up to and through the date of such decision or directive.  Except as aforesaid, if any term, clause, provision, or condition of this Agreement is similarly adjudged invalid for any reason whatsoever, such invalidity shall not affect the validity or operation of any other term, clause, provision or condition and such invalid term, clause, provision or condition shall be deemed to have been deleted from this Agreement.

19.

WAIVER.  No forbearance, delay or indulgence by either party in enforcing the provisions of this Agreement shall prejudice or restrict the rights of that party nor shall any waiver of its rights operate as a waiver of any subsequent breach.  No right, power, or remedy herein conferred upon or reserved for either party is exclusive of any other right, power or remedy available to that party and each such right, power or remedy shall be cumulative.  No waiver by either party of its rights hereunder shall be valid unless it is in writing signed by that party.

20.

GOVERNING LAW.  This Agreement shall be governed by, and construed in accordance with, the laws of the State of Nevada.  The prevailing party in any lawsuit brought under the terms of this Agreement shall be awarded reasonable attorney’s fees and costs.

21.

COMPLIANCE WITH LAWS.  The parties shall comply with all applicable federal, state and local laws, regulations including, but not limited to, U.S. restrictions on the export, re-export, transfer, diversion or disclosure, directly or indirectly, of any technology, product, services licensed or purchased pursuant to this Agreement.

22.

AMENDMENT.  No supplement, amendment or modification of this Agreement shall be binding unless executed in writing by the parties hereto.

23.

BINDING AGREEMENT.  This Agreement shall be binding upon, and inure to the benefit of, the parties and their respective legal representatives, successors and assigns as set forth herein.

24.

AUTHORITY.  Each party has the full right, power and authority to enter into this Agreement and to consummate the transaction contemplated hereby.  Neither the execution nor delivery of this Agreement nor the consummation of the transaction contemplated hereby conflicts with, constitutes a breach, violation, or termination of any provision of any agreement to which either party is bound.

25.

COUNTERPARTS; FACSIMILE.  This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.  The parties agree that a facsimile signature shall constitute an original hereunder.

26.

HEADINGS. The section headings in this Agreement are for ease of reference only and shall not affect the interpretation or construction of this Agreement.

PRIVILEGED WORLD TRAVEL CLUB, INC.

TRITON DISTRIBUTION SYSTEMS, INC.

(formerly APEX 4, Inc.)

Signature: /s/ Gregory Lykiardopoulos

Signature: /s/ Gregory Lykiardopoulos

Print Name:  Gregory Lykiardopoulos

Print Name: Gregory Lykiardopoulos

Title: President, CEO, Chairman of the Board

Title: Chairman, CEO

Date:  August 21, 2012

Date:  August 21, 2012